UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2026
___________________________________________

BLOOM ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

001-38598
(Commission File Number)
___________________________________________

Delaware			77-0565408
(State or other jurisdiction of incorporation)			(I.R.S. Employer Identification No.)

4353 North First Street,	San Jose,	California	95134
(Address of principal executive offices)			(Zip Code)

408			543-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Company's 2026 Annual Meeting of Stockholders (the “Annual Meeting”), on May 21, 2026, the stockholders of Bloom Energy Corporation (the “Company”) approved amendments (the “Charter Amendments”) to the Company’s Restated Certificate of Incorporation, as previously amended on May 31, 2022, and as described in the Company’s definitive proxy statement for the Annual Meeting filed on April 8, 2026 (the “Proxy Statement”) to (a) provide for exculpation of certain of our officers in certain circumstances as permitted by Delaware law and (b) eliminate certain inoperative provisions, including those related to the Class B common stock, and implement other clarifying and correcting language. The Charter Amendments became effective upon the filing of the Company’s Certificate of Second Amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on May 26, 2026.

The foregoing summary of the Charter Amendments is qualified in its entirety by reference to the complete text of the Certificate of Second Amendment to the Restated Certificate of Incorporation of the Company, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

Proposal 1 - Election of Four Class II Directors

The four individuals listed below were elected at the Annual Meeting to serve on the Board of Directors (the “Board”) for three-year terms expiring at the 2029 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified.

Name	For	Withheld	Broker Non-Votes
Barbara Burger	157,877,632	29,543,927	42,177,465
Jeffrey Immelt	182,220,071	5,201,488	42,177,465
Jim Snabe	184,839,723	2,581,836	42,177,465
Eddy Zervigon	143,911,249	43,510,310	42,177,465

Michael J. Boskin, Mary K. Bush, John T. Chambers, Gary Pinkus, KR Sridhar, and Cynthia Warner will continue to serve as members of the Board until the expiration of their respective terms or until their respective successors have been duly elected and qualified.

Proposal 2 - Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers

Proposal 2 was to approve, on an advisory basis, the compensation of the Company’s named executive officers for fiscal year 2025, as described in the Proxy Statement. This proposal was approved.

For	Against	Abstentions	Broker Non-Votes
180,455,738	6,518,825	446,996	42,177,465

Proposal 3 - Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026

Proposal 3 was to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. This proposal was approved.

For	Against	Abstentions	Broker Non-Votes
229,281,657	121,226	196,141	–––

Proposal 4 - Approval of an Amendment to Our Restated Certificate of Incorporation to Provide for Officer Exculpation as Permitted by Delaware Law

Proposal 4 was to approve an amendment to the Company’s Restated Certificate of Incorporation to provide for officer exculpation as permitted by Delaware law. This proposal was approved.

For	Against	Abstentions	Broker Non-Votes
170,410,922	16,646,628	364,009	42,177,465

Proposal 5 - Approval of an Amendment to Our Restated Certificate of Incorporation to Remove Outdated References to Class B Common Stock

Proposal 5 was to approve an amendment to the Company’s Restated Certificate of Incorporation to remove outdated references to Class B common stock. This proposal was approved.

For	Against	Abstentions	Broker Non-Votes
229,109,304	164,213	325,507	–––

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Second Amendment to the Restated Certificate of Incorporation of Bloom Energy Corporation
104	Cover page interactive data file (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLOOM ENERGY CORPORATION

Date:	May 27, 2026	By:	/s/ Shawn Soderberg
Shawn Soderberg
Chief Legal Officer and Corporate Secretary